EXHIBIT 31.1
CERTIFICATION
I, Joseph J. Grillo, certify that:
1.	I have reviewed this Amendment to the Quarterly Report on Form 10-Q/A of Digital Angel Corporation.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

/s/ Joseph J. Grillo
Joseph J. Grillo
President and Chief Executive Officer

Dated: July 8, 2008